UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A
               Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
|X|     Definitive Additional Materials
[ ]     Soliciting Material Pursuant toss.240.14a-12


                       SYNCOR INTERNATIONAL CORPORATION
                       --------------------------------
               (Name of Registrant as Specified In Its Charter)


 _____________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
      0-11.

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      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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      1) Amount Previously Paid:

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On November 19, 2002, Syncor International Corporation issued the following press release:


   Syncor logo
The word for trust.
    Worldwide.




                                                      NASDAQ: SCOR

FOR IMMEDIATE RELEASE

                                                      Contact:
                                                      Allan Mayer
                                                      Sitrick And Company
                                                      (310) 788-2850

                                                      William Powell
                                                      Syncor International Corp.
                                                      (818) 737-4702


                      SYNCOR FILES FORM 10-Q AND REPORTS
                    STRONG THIRD-QUARTER FINANCIAL RESULTS
                    FOR ITS U.S. PHARMACY SERVICES BUSINESS

         COMPANY REPORTS ON STATUS OF SPECIAL COMMITTEE INVESTIGATION



WOODLAND HILLS, California, November 19, 2002 - Syncor International Corporation (Nasdaq: SCOR) today announced that it has filed with the SEC its Form 10-Q for the quarter ended September 30, 2002. The filing shows a 28 percent increase in net sales from continuing operations and a 53 percent increase in operating income of its core U.S. pharmacy services business from the same period last year.

         According to the 10-Q, Syncor's net sales from continuing operations in the quarter increased 28.3 percent to $192.2 million, compared to $149.8 million for the same period of the prior year.

         The Company generated sufficient cash flow during the quarter to repay Company debt in the amount of $12 million.

U.S. Pharmacy Services Business

         For the third quarter ended September 30, 2002, sales increased by
28.0 percent to $181.9 million, compared to $142.1 million for the same period of the prior year. Syncor continues to realize strong Cardiolite(R) sales, which increased 22.3 percent as compared to the same period of the prior year due to improved pricing as well as volume increases.

Syncor International Corporation
SYNCOR FILES FORM 10-Q AND REPORTS
STRONG THIRD QUARTER FINANCIAL RESULTS
FOR ITS U.S. PHARMACY SERVICES BUSINESS
November 19, 2002
Page 2


         Operating income for the third quarter of 2002 increased by 53.3 percent to $23.9 million, compared to $15.6 million for the same period of the prior year.

Special Charges

         As previously reported as a subsequent event in our Form 10-K/A-1 for the year ended December 31, 2001 and our Forms 10-Q/A-1 for the quarters ended March 31, 2002 and June 30, 2002, each filed with the SEC on October 11, 2002, the Company recorded a special charge to earnings net after-tax of $31.3 million or ($1.14) per fully diluted share in the third quarter ended September 30, 2002. The Company took the asset impairment charge based on its review of the offers it received from potential buyers for Comprehensive Medical Imaging, Inc. (CMI), the Company's discontinued medical imaging segment, and the Company's assessment of the probable loss to the Company upon the sale of CMI. The Company announced on June 14, 2002 that it is discontinuing the CMI operations and is entertaining bids for the sale of CMI.

Update on Special Committee Investigation and Discussions with the DOJ and SEC

         As reported in the Form 10-Q, a special committee of the Board of Directors of Syncor, working together with outside counsel and an independent forensic accounting firm, believes it has substantially completed its gathering of facts in connection with the previously-announced investigation of all of Syncor's foreign operations (other than Israel where Syncor has only a licensing arrangement and no operations). The special committee also is investigating certain limited aspects of Syncor's domestic U.S. operations. The investigation has included on-site reviews by representatives of the special committee in every foreign country in which Syncor has operations. The special committee is also investigating the knowledge and/or involvement of certain employees of Syncor and its subsidiaries, including Monty Fu and Moses Fu, in the matters subject to the investigation. Analysis of the information gathered is continuing.

         The following is a summary of the findings of the special committee to date based on the information it has gathered at this time. The investigation is continuing and there can be no assurance that additional issues will not be found or that the findings below will be confirmed.

     o The special committee has found that questionable payments have been made over a substantial period of time to customers in Taiwan, including state-owned and private healthcare facilities and certain of their employees. Based on information gathered to date, some or all of the payments appear to have violated U.S. law, including various provisions of the Foreign Corrupt Practices Act of 1977 (the "FCPA"). In addition, some or all of the payments appear to have violated local Taiwan law. Over the past five years, these payments to state-owned facilities and certain of their employees appear to have totaled an estimated $500,000.

     o The special committee has also found questionable payments and other transactions at Syncor operations in at least six other countries in Asia, Latin America and Europe that also may have violated U.S. law, including the payment, record-keeping and controls provisions of the FCPA. In addition, some or all of these payments appear to have violated local laws in the relevant jurisdiction.

Syncor International Corporation
SYNCOR FILES FORM 10-Q AND REPORTS
STRONG THIRD QUARTER FINANCIAL RESULTS
FOR ITS U.S. PHARMACY SERVICES BUSINESS
November 19, 2002
Page 3


     o During the course of its investigation of Syncor's foreign operations, the special committee identified a number of additional instances where activities of Syncor or of its subsidiaries or representatives may have constituted violations of local laws and regulations relating to, among other things, tax, competition and regulatory matters.

         While the special committee and its advisors are continuing the investigation, based on the information available at this time, Syncor does not expect that any of these payments, transactions or other matters will be material to the financial results of Syncor or will result in an adjustment or restatement of Syncor's historical financial statements. The special committee intends to complete the investigation as promptly as practicable. A final determination as to the full impact of the investigation on Syncor and Syncor's financial statements is subject to the completion of the investigation.

         Syncor has been cooperating fully with the Securities and Exchange Commission (the "SEC") and the U.S. Department of Justice (the "DOJ") regarding the matters that have been the subject of its internal investigation. At this time, Syncor is in advanced discussions with the SEC staff concerning resolution of the potential claims that the SEC may have against Syncor regarding the matters that are the subject of the investigation. Any resolution with the staff would be subject to SEC approval. Syncor is also in advanced discussions with the DOJ concerning a resolution of these matters. Syncor is seeking to resolve these matters with the SEC and the DOJ as promptly as practicable although there can be no assurance that such discussions will result in a satisfactory resolution of these matters. At this time Syncor cannot predict the extent to which the SEC, the DOJ or any other governmental authorities will pursue administrative, civil injunctive or criminal proceedings, the imposition of fines or penalties or other remedies or sanctions. However, based on the current status of the discussions with the SEC and the DOJ, Syncor has accrued $2.5 million for estimated potential fines and other penalties that may be imposed by the SEC and the DOJ in connection with this matter. There can be no assurance that this reserve will be sufficient to address any such fines or other penalties actually imposed by the SEC, the DOJ or any other governmental authorities. At this time, Syncor also cannot predict what impact such discussions with or actions by the SEC, the DOJ or any other governmental authorities may have on Syncor.

         Additional information is included in the Form 10-Q and you are urged to read the relevant disclosure in its entirety.

Acquisition of Syncor by Cardinal Health

         On June 14, 2002, the Company announced that it had entered into a definitive agreement with Cardinal Health providing for the acquisition of Syncor. As previously announced, Syncor has postponed its special meeting of stockholders, which is now scheduled for December 6, 2002, to consider approval of the merger agreement. The exact time and place of the postponed special meeting will be included in an amended notice of meeting and supplemental proxy materials that will be mailed to stockholders as soon as they are available.

Syncor International Corporation
SYNCOR FILES FORM 10-Q AND REPORTS
STRONG THIRD QUARTER FINANCIAL RESULTS
FOR ITS U.S. PHARMACY SERVICES BUSINESS
November 19, 2002
Page 4


         The acquisition of Syncor by Cardinal Health is subject to the satisfaction or waiver of a number of conditions, including Syncor stockholder approval. Based on the information Syncor has reviewed as of the date hereof with respect to the matters currently under investigation by the special committee, and subject to the terms of any resolution of these matters with the DOJ and SEC, Syncor believes that the information it has learned in the investigation would not result in Syncor's failure to satisfy the conditions to the acquisition. However, no definitive determination as to the impact on the acquisition can be made pending completion of the investigation and resolution of Syncor's discussions with the DOJ and SEC. Moreover, Cardinal Health has previously stated that it has not yet concluded whether the conditions to the transaction will be satisfied and that "there can be no assurance that the transaction involving the acquisition of Syncor by Cardinal Health will be completed."


About Syncor

         Syncor International Corporation is a leading provider of high technology health care services concentrating on nuclear pharmacy services, medical imaging, niche manufacturing and radiotherapy. In the nuclear pharmacy services business, Syncor compounds and dispenses radiopharmaceuticals for diagnostic and therapeutic use by nuclear medicine departments in hospitals and outpatient clinics. Syncor distributes these time-critical pharmaceuticals to more than 7,000 U.S.-based customers through an integrated network of 130 domestic and 19 international nuclear pharmacies. Medical imaging services are provided through an integrated network of 73 domestic and 19 internationally owned or operated facilities. Syncor announced on June 14, 2002 that it intends to exit the U.S. medical imaging business. Syncor also owns or operates ten domestic and two international production facilities for positron emission tomography (PET) radiopharmaceuticals, and is a party to a series of agreements to make PET technology more accessible to healthcare providers and patients nationwide. For more information visit www.syncor.com.

Syncor International Corporation
SYNCOR FILES FORM 10-Q AND REPORTS
STRONG THIRD QUARTER FINANCIAL RESULTS
FOR ITS U.S. PHARMACY SERVICES BUSINESS
November 19, 2002
Page 5



--------------------------
Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Syncor's Form 10-K, Form 8-K and Form 10-Q reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the costs, difficulties, and uncertainties related to the integration of acquired businesses, the loss of one or more key customer or supplier relationships, changes in the distribution patterns or reimbursement rates for health-care products and/or services, the costs and other effects of governmental regulation and legal and administrative proceedings, and general economic and market conditions. Syncor undertakes no obligation to update or revise any forward-looking statements.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Syncor International Corporation ("Syncor") in connection with the proposed merger, and their interests in the solicitation, is set forth in the definitive proxy statement/prospectus dated October 16, 2002 mailed to Syncor shareholders on October 17, 2002 and filed with the SEC. Cardinal Health, Inc. ("Cardinal Health") has filed a registration statement on Form S-4 in connection with the transaction. Investors and security holders of Syncor are urged to read the definitive proxy statement/prospectus because it contains important information about Cardinal Health, Syncor and the transaction. Investors and security holders may obtain a free copy of the proxy statement/prospectus at the SEC's web site at www.sec.gov. A free copy of the proxy statement/prospectus may also be obtained from Cardinal Health or Syncor. Cardinal Health and Syncor and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Syncor in favor of the transaction. In addition to the registration statement on Form S-4 filed by Cardinal Health in connection with the transaction, and the proxy statement/prospectus mailed to the stockholders of Syncor in connection with the transaction, each of Cardinal and Syncor file annual, quarterly and special reports, proxy and information statements, and other information with the SEC. Investors may read and copy any of these reports, statements and other information at the SEC's public reference room located at 450 5th
Street, N.W., Washington, D.C., 20549. Investors should call the SEC at 1-800-SEC-0330 for further information. The reports, statements and other information filed by Cardinal Health and Syncor with the SEC are also available for free at the SEC's web site at www.sec.gov. A free copy of these reports, statements and other information may also be obtained from Cardinal Health or Syncor. Investors should read the proxy statement/prospectus carefully before making any voting or investment decision.


                                     # # #


                                         SYNCOR INTERNATIONAL CORPORATION
                                                 Goodwill Impact
                                                   ($ in 000's)


                                               Nine Months Ended              Three Months Ended
                                              September 30, 2001             September 30, 2001

First Quarter, 2001                                  $1,530                             $0

Second Quarter, 2001                                 $1,548                             $0

Third Quarter, 2001                                  $1,372                         $1,372
                                              --------------                 -------------

Total Goodwill Expense                               $4,450                        $1,372

Tax Effect                                             0.60                          0.60
                                              --------------                 -------------

Net Income Effect                                    $2,670                          $823
                                              ==============                 =============

Estimated Impact on EPS
Without Goodwill Amortization:
Basic Shares Outstanding                              $0.11                         $0.03
Diluted Shares Outstanding                            $0.10                         $0.03


Weighted Average Number of
  Common Shares Outstanding:
  Basic                                              24,494                        24,603
  Diluted                                            27,047                        27,024



                                               SYNCOR INTERNATIONAL CORPORATION
                                                  Selected Balance Sheet Data
                                                         ($ in 000's)

                                                                 Sept 30, 2002      June 30, 2002       Dec. 31, 2001
                                                                 -------------     -------------       -------------
Continuing Operations:
Cash, Cash Equiv. and Marketable Securities                         $38,662               $17,262             $28,855
Accounts Receivables, net                                          $106,715              $113,057             $97,003
Inventory                                                           $28,875               $28,224             $28,879
Total Current Assets                                               $197,566              $180,141            $172,946
Total Assets                                                       $346,093              $327,640            $304,687

Accounts Payable                                                    $65,204               $67,549             $62,021
Other Current Liabilities (includes short-term debt)                $50,611               $69,769             $38,006
                                                              --------------      ----------------     ---------------
Total Current Liabilities                                          $115,815              $137,318            $100,027

Debt (short term and long term):
Credit Line                                                          $9,625                $7,520             $26,122
Other Debt (includes short-term debt)                               $11,238               $25,870             $15,341
                                                              --------------      ----------------     ---------------
Total Outstanding Debt                                              $20,863               $33,390             $41,463

Total Stockholders' Equity                                         $223,361              $230,336            $234,828

Current Ratio                                                          1.71                  1.31                1.73
DSO                                                                   50.52                 54.34               53.87

Discontinued Operations:
Accounts Receivables, net                                           $45,247               $50,016             $58,700
Inventory                                                            $1,315                $1,431              $1,751
Total Current Assets                                                $71,054               $68,673             $74,450
Total Assets                                                       $235,794              $283,541            $283,154

Accounts Payable                                                     $2,519                $3,352              $3,832
Other Current Liabilities (includes short-term debt)                $52,045               $30,762             $26,256
                                                              --------------      ----------------     ---------------
Total Current Liabilities                                           $54,564               $34,114             $30,088

Debt (short term and long term):
Credit Line                                                        $130,638              $141,080            $143,328
Other Debt (includes short-term debt)                               $46,167               $33,020             $41,906
                                                              --------------      ----------------     ---------------
Total Outstanding Debt                                             $176,805              $174,100            $185,234

Total Stockholders' (Deficit) Equity                               ($52,621)             $(20,278)              $(862)

Current Ratio                                                          1.30                  2.01                2.47
DSO                                                                   99.29                116.81              111.36


                                   SYNCOR INTERNATIONAL CORPORATION
                           Selected Cash Flow Data For Continuing Operations
                                             ($ In 000's)

                                                                         Nine Months Ended,
                                                               Sept 30, 2002             Sept 30, 2001
                                                             --------------------------------------------

Net Cash Provided By (Used In) Operations                              $54,260                   $42,613

Less:Capital Additions                                                 $20,741                   $32,226
                                                             ------------------        ------------------

Free Cash Flow                                                         $33,519                   $10,387
                                                             ==================        ==================

Acquisition of Businesses, Net of Cash Acquired                         $6,446                   $25,415
                                                             ------------------        ------------------
Total                                                                  $27,073                  ($15,028)
                                                             ==================        ==================

                                               SYNCOR INTERNATIONAL CORPORATION
                                    Segment Operating Results - From Continuing Operations
                                                         ($ in 000's)

For The Three Months Ended September 30,

                                               ----------------------------------------   -----------------------------------------
                                                                SPS                                      Overseas
                                               ----------------------------------------   -----------------------------------------
                                                  Q3 2002        Q3 2001     %  Change        Q3 2002        Q3 2001      %  Change

Net Sales                                         $181,877       $142,101     28.0%            $10,335        $7,717       33.9%

Cost of Sales                                      126,582        100,710     25.7%              6,876         4,299       59.9%
                                               ---------------------------                ---------------------------

Gross Profit                                        55,295         41,391     33.6%              3,459         3,418        1.2%
% of Net Sales                                       30.4%          29.1%                        33.5%         44.3%

Operating, Selling and Administrative Expenses      28,863         23,834     21.1%              3,889         2,513       54.8%
Depreciation & Amortization                          2,538          1,970     28.8%                882         1,096      -19.5%
                                               ---------------------------                ---------------------------

Total Expenses                                      31,401         25,804     21.7%              4,771         3,609       32.2%
                                               ---------------------------                ---------------------------
% of Net Sales                                       17.3%          18.2%                        46.2%         46.8%

Operating Income (Loss)                            $23,894        $15,587     53.3%            ($1,312)        ($191)       100%
                                               ===========================                ===========================
% of Net Sales                                       13.1%          11.0%                       -12.7%         -2.5%


Note -- the totals from this schedule will not agree to Syncor's Consolidated Statements of Income due to Unallocated Corporate expenses

Reclassifications - certain items have been reclassified in Q3 2001 business unit results to conform to the current year's presentation; there is not an impact on overall consolidated operating results.


                                               SYNCOR INTERNATIONAL CORPORATION
                                    Segment Operating Results - From Continuing Operations
                                                         ($ in 000's)

For The Nine Months Ended September 30,

                                                --------------------------------------     --------------------------------------
                                                                 SPS                                    Overseas
                                                --------------------------------------     --------------------------------------
                                                YTD Q3 2002    YTD Q3 2001   %  Change     YTD Q3 2002    YTD Q3 2001    %  Change

Net Sales                                          $524,004       $412,941      26.9%           $31,108       $21,347       45.7%

Cost of Sales                                       360,918        290,804      24.1%            19,842        12,399       60.0%
                                                ---------------------------                 --------------------------

Gross Profit                                        163,086        122,137      33.5%            11,266         8,948       25.9%
% of Net Sales                                        31.1%          29.6%                        36.2%         41.9%

Operating, Selling and Administrative Expenses       83,016         60,470      37.3%             9,718         6,627       46.6%
Depreciation & Amortization                           7,227          5,160      40.1%             2,442         2,574       -5.1%
                                                ---------------------------                 --------------------------

Total Expenses                                       90,243         65,630      37.5%            12,160         9,201       32.2%
                                                ---------------------------                 --------------------------
% of Net Sales                                        17.2%          15.9%                        39.1%         43.1%

Operating Income (Loss)                             $72,843        $56,507      28.9%             ($894)        ($253)       100%
                                                ===========================                 ==========================
% of Net Sales                                        13.9%          13.7%                        -2.9%         -1.2%


Note -- the totals from this schedule will not agree to Syncor's Consolidated Statements of Income due to Unallocated Corporate expenses

Reclassifications - certain items have been reclassified in Q3 2001 business unit results to conform to the current year's presentation; there is not an impact on overall consolidated operating results.



                                               SYNCOR INTERNATIONAL CORPORATION
                                            Three Months Ended September 30, 2002
                                                Pro Forma Financial Statements
                                                         ($ in 000's)


                                                                  Q3 2002                  Q3 2001
                                                                  Actual                   Actual                 % Change
                                                            --------------------     --------------------      --------------
Net Sales                                                              $192,212                 $149,818               28.3%

                                                            --------------------     --------------------
Less: Cost of Goods Sold                                                133,458                  105,009               27.1%
                                                            --------------------     --------------------

Gross Profit                                                             58,754                   44,809               31.1%
                                                            --------------------     --------------------
% of Sales                                                                30.6%                    29.9%

Operating, Selling and Admin. Expenses                                   39,834                   29,506               35.0%
Depreciation Expense                                                      5,007                    4,391               14.0%
Special Charges:
   Transaction Costs                                                      2,270                        -                   -
                                                            --------------------     --------------------

Total Operating Expenses                                                 47,111                   33,897               39.0%
% of Sales                                                                24.5%                    22.6%

Operating Income                                                         11,643                   10,912                6.7%
% of Sales                                                                 6.1%                     7.3%

Other Income (Expense), net                                              (2,114)                     595                  -
                                                            --------------------     --------------------

Income From Continuing Operations                                         9,529                   11,507              -17.2%

Income Taxes                                                              5,870                    4,432               32.4%
                                                            --------------------     --------------------

Income From Continuing Operations
After Tax                                                                 3,659                    7,075              -48.3%

Discontinued Operations, net of taxes                                   (32,150)                     759                  -
                                                            --------------------     --------------------

Net Income (Loss), net of taxes                                        ($28,491)                  $7,834                  -
                                                            ====================     ====================
% of Sales                                                               -14.8%                     5.2%

Basic Earnings (Loss) per Common Share:
Continuing Operations                                                     $0.14                    $0.29
Discontinued Operations                                                  ($1.25)                   $0.03
                                                            --------------------     --------------------
Net Basic Earnings (Loss) per Common Share                               ($1.11)                   $0.32
                                                            ====================     ====================

Diluted Earnings (Loss) per Common Share:
Continuing Operations                                                     $0.13                    $0.26
Discontinued Operations                                                  ($1.17)                   $0.03
                                                            --------------------     --------------------
Net Diluted Earnings (Loss) per Common Share                             ($1.04)                   $0.29
                                                            ====================     ====================

Weighted Average Number of Common
Shares Outstanding:
Basic                                                                    25,695                   24,603
Diluted                                                                  27,405                   27,024



                                               SYNCOR INTERNATIONAL CORPORATION
                                            Nine Months Ended September 30, 2002
                                                Pro Forma Financial Statements
                                                         ($ in 000's)


                                                               YTD Q3 2002                YTD Q3 2001
                                                                 Actual                      Actual                % Change
                                                           --------------------        -------------------       --------------
Net Sales                                                             $555,112                   $434,288                27.8%

                                                           --------------------        -------------------
Less: Cost of Goods Sold                                               380,760                    303,203                25.6%
                                                           --------------------        -------------------

Gross Profit                                                           174,352                    131,085                33.0%
                                                           --------------------        -------------------
% of Sales                                                               31.4%                      30.2%

Operating, Selling and Admin. Expenses                                 109,202                     74,859                45.9%
Depreciation Expense                                                    14,609                     11,713                24.7%
Special Charges:
   Severance Expense                                                     4,125                          -                   -
   Transaction Costs                                                     3,136                          -                   -
                                                           --------------------        -------------------

Total Operating Expenses                                               131,072                     86,572                51.4%
% of Sales                                                               23.6%                      19.9%

Operating Income                                                        43,280                     44,513                -2.8%
% of Sales                                                                7.8%                      10.2%

Other Income (Expense), net                                             (3,029)                      (912)                  -
                                                           --------------------        -------------------

Income From Continuing Operations                                       40,251                     43,601                -7.7%

Income Taxes                                                            17,697                     16,858                 5.0%
                                                           --------------------        -------------------

Income From Continuing Operations
After Tax                                                               22,554                     26,743               -15.7%

Discontinued Operations, net of taxes                                  (55,131)                     2,280                   -
                                                           --------------------        -------------------

Net Income (Loss), net of taxes                                       ($32,577)                   $29,023                   -
                                                           ====================        ===================
% of Sales                                                               -5.9%                       6.7%

Basic Earnings (Loss) per Common Share:
Continuing Operations                                                    $0.90                      $1.09
Discontinued Operations                                                 ($2.20)                     $0.09
                                                           --------------------        -------------------
Net Basic Earnings (Loss) per Common Share                              ($1.30)                     $1.18
                                                           ====================        ===================

Diluted Earnings (Loss) per Common Share:
Continuing Operations                                                    $0.83                      $0.99
Discontinued Operations                                                 ($2.04)                     $0.08
                                                           --------------------        -------------------
Net Diluted Earnings (Loss) per Common Share                            ($1.21)                     $1.07
                                                           ====================        ===================

Weighted Average Number of Common
Shares Outstanding:
Basic                                                                   25,081                     24,494
Diluted                                                                 26,993                     27,047


                                               SYNCOR INTERNATIONAL CORPORATION
                                             Three Months Ended September 30, 2002
                                                         ($ in 000's)


                                           ------------------------------------------
                                                       As Reported
                                           ------------------------------------------
                                             Before          Corporate
                                           Corporate         Charges          Total
                                            Charges

Net Sales                                     $192,212              $0      $192,212

                                           ------------     -----------    ----------
Cost of Sales                                  133,458               -       133,458
                                           ------------     -----------    ----------

Gross Profit                                    58,754               -        58,754

Operating, Selling and Admin.                   39,834               -        39,834
Depreciation Expense                             5,007               -         5,007
Transaction Costs                                    -           2,270         2,270
                                           ------------     -----------    ----------
Total Operating Expenses                        44,841           2,270        47,111
                                           ------------     -----------    ----------

                                           ------------     -----------    ----------
Operating Income (Loss)                         13,913          (2,270)       11,643
                                           ------------     -----------    ----------

Other Income (Expense), Net                        386          (2,500)       (2,114)
                                           ------------     -----------    ----------

Operating Income (Loss)                         14,299          (4,770)        9,529

Income Taxes (Benefit)                           5,597             273         5,870
                                           ------------     -----------    ----------

Income (Loss) After Tax                         $8,702         ($5,043)       $3,659
                                           ============     ===========    ==========


Fully Diluted Outstanding
 Shares                                         27,405          27,405        27,405

Diluted Earnings (Loss)
                                           ------------------------------------------
   Per Common Share                              $0.31          ($0.18)        $0.13
                                           ------------------------------------------



[TABLE CONTINUED]


                                 ---------------------------------------------------------------------------------------------------
                                                                        Discontinued Operations
                                 ---------------------------------------------------------------------------------------------------
                                   Restructuring and Other Charges       Results For Three Months Ended September 30, 2002  Combined
                                   Seeds    Overseas   Imaging   Total      Seeds    Overseas   Imaging      Total


Net Sales                             $0        $0        $0       $0         $0     $1,574    $39,894      $41,468         $41,468

                                 -------------------------------------   -------------------------------------------      ----------
Cost of Sales                          -         -         -        -          -        977     13,705       14,682          14,682
                                 -------------------------------------   -------------------------------------------      ----------

Gross Profit                           -         -         -        -          -        597     26,189       26,786          26,786

Operating, Selling and Admin.          -         -         -        -          -        579     18,045       18,624          18,624
Depreciation Expense                   -         -         -        -          -        107      5,598        5,705           5,705
Transaction Costs                      -         -         -        -          -          -          -            -               -
                                 -------------------------------------   -------------------------------------------      ----------
Total Operating Expenses               -         -         -        -          -        686     23,643       24,329          24,329
                                 -------------------------------------   -------------------------------------------      ----------

                                 -------------------------------------   -------------------------------------------      ----------
Operating Income (Loss)                -         -         -        -          -        (89)     2,546        2,457           2,457
                                 -------------------------------------   -------------------------------------------      ----------

Other Income (Expense), Net            -         -   (47,519) (47,519)         -       (175)    (3,027)      (3,202)        (50,721)
                                 -------------------------------------   -------------------------------------------      ----------

Operating Income (Loss)                -         -   (47,519) (47,519)         -       (264)      (481)        (745)        (48,264)

Income Taxes (Benefit)                 -         -   (16,204) (16,204)         -         17         73           90         (16,114)
                                 -------------------------------------   -------------------------------------------      ----------

Income (Loss) After Tax               $0        $0  ($31,315)($31,315)        $0      ($281)     ($554)       ($835)       ($32,150)
                                 =====================================   ===========================================      ==========


Fully Diluted Outstanding Shares  27,405    27,405    27,405   27,405          -     27,405     27,405       27,405          27,405

Diluted Earnings (Loss)
                                 -------------------------------------   -------------------------------------------      ----------
   Per Common Share                $0.00     $0.00    ($1.14)  ($1.14)     $0.00     ($0.01)    ($0.02)      ($0.03)         ($1.17)
                                 -------------------------------------   -------------------------------------------      ----------


Note: We have included this schedule to provide more detail of the non-recurring expenses for the period presented and to provide the detail of the restructuring charges and discontinued operations. Included in the As Reported columns is a reconciliation of the reported results of operations and the non-recurring charges for the period. For the discontinued
operations we have shown a reconciliation of the components of the discontinued operations breaking out the non-recurring charges from the discontinued operations results for the period.


                                               SYNCOR INTERNATIONAL CORPORATION
                                                Nine Months Ended Sept 30, 2002
                                                Pro Forma Financial Statements
                                                         ($ in 000's)


                                       -----------------------------------------------
                                                         As Reported
                                       -----------------------------------------------
                                         Before
                                         Corporate        Corporate          Total
                                         Charges          Charges

Net Sales                                 $555,112               $0         $555,112

                                       ------------      -----------       ----------
Cost of Sales                              380,760                -          380,760
                                       ------------      -----------       ----------

Gross Profit                               174,352                -          174,352

Operating, Selling and Admin.              109,202                -          109,202
Depreciation Expense                        14,609                -           14,609
Severance Costs                                               3,604            3,604
Transaction Costs                                             3,136            3,136
Asset Impairment or write downs                  -              521              521
                                       ------------      -----------       ----------
Total Operating Expenses                   123,811            7,261          131,072
                                       ------------      -----------       ----------

                                       ------------      -----------       ----------
Operating Income (Loss)                     50,541           (7,261)          43,280
                                       ------------      -----------       ----------

Other Income (Expense), Net                   (529)          (2,500)          (3,029)
                                        ------------      -----------       ----------

Operating Income (Loss)                     50,012           (9,761)          40,251

Income Taxes (Benefit)                      19,346           (1,649)          17,697
                                       ------------      -----------       ----------

Income (Loss) After Tax                    $30,666          ($8,112)         $22,554
                                       ============      ===========       ==========

Fully Diluted Outstanding Shares            26,993           26,993           26,993

Diluted Earnings (Loss)
                                       ----------------------------------------------
   Per Common Share                          $1.13           ($0.30)           $0.83
                                       ----------------------------------------------

[TABLE CONTINUED]

                                    ---------------------------------------------------------------------------------------------
                                                                       Discontinued Operations
                                    ---------------------------------------------------------------------------------------------
                                    Restructuring and Other Charges         Results For Nine Months Ended Sept. 30, 2002  Combined
                                        Seeds  Overseas Imaging    Total         Seeds   Overseas   Imaging    Total

Net Sales                                 $0       $0  ($2,376)  ($2,376)         $120    $4,817  $120,970  $125,907     $123,531

                                    -------------------------------------    ----------------------------------------    ---------
Cost of Sales                              -        -        -         -           180     3,053    40,339    43,572       43,572
                                    -------------------------------------    ----------------------------------------    ---------

Gross Profit                               -        -   (2,376)   (2,376)          (60)    1,764    80,631    82,335       79,959

Operating, Selling and Admin.              -        -      987       987            95     1,946    53,083    55,124       56,111
Depreciation Expense                       -        -        -         -            21       546    16,005    16,572       16,572
Severance Costs                          125    1,685    6,002     7,812                                                    7,812
Transaction Costs                                   -                  -                                                        -
Asset Impairment or write downs          702   13,484    8,784    22,970             -         -         -         -       22,970
                                    -------------------------------------    ----------------------------------------    ---------
Total Operating Expenses                 827   15,169   15,773    31,769           116     2,492    69,088    71,696      103,465
                                    -------------------------------------    ----------------------------------------    ---------

                                    -------------------------------------    ----------------------------------------    ---------
Operating Income (Loss)                 (827) (15,169) (18,149)  (34,145)         (176)     (728)   11,543    10,639      (23,506)
                                    -------------------------------------    ----------------------------------------    ---------

Other Income (Expense), Net                -        -  (47,519)  (47,519)            -        83    (8,448)   (8,365)     (55,884)
                                    -------------------------------------    ----------------------------------------    ---------

Operating Income (Loss)                 (827) (15,169) (65,668)  (81,664)         (176)     (645)    3,095     2,274      (79,390)

Income Taxes (Benefit)                  (318)  (2,003) (23,191)  (25,512)          (68)     (130)    1,451     1,253      (24,259)
                                    -------------------------------------    ----------------------------------------    ---------

Income (Loss) After Tax                ($509)($13,166)($42,477) ($56,152)        ($108)    ($515)   $1,644    $1,021     ($55,131)
                                    =====================================    ========================================    =========

Fully Diluted Outstanding Shares      26,993   26,993   26,993    26,993        26,993    26,993    26,993    26,993       26,993

Diluted Earnings (Loss)
                                    -------------------------------------    ----------------------------------------    ---------
   Per Common Share                   ($0.02)  ($0.49)  ($1.57)   ($2.08)       ($0.00)   ($0.02)    $0.06     $0.04       ($2.04)
                                    -------------------------------------    ----------------------------------------    ---------


Note: We have included this schedule to provide more detail of the non-recurring expenses for the period presented and to provide the detail of the restructuring charges and discontinued operations. Included in the As Reported columns is a reconciliation of the reported results of operations and the non-recurring charges for the period. For the discontinued
operations we have shown a reconciliation of the components of the discontinued operations breaking out the non-recurring charges from the discontinued operations results for the period.
